1st Quarter 2025 Earnings Presentation April 23, 2025

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward- looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. 2

COLUMBIA BANKING SYSTEM
3

Columbia Banking System: A Franchise Like No Other

Columbia at a Glance

Corporate	**Ticker**	COLB
	Headquarters	Tacoma, Washington
	Offices	~300 in eight states
Financials as of March 31, 2025	**Assets**	$52 billion
	Loans	$38 billion
	Deposits	$42 billion
	Common Equity Tier 1 Capital Ratio	10.6%(1)
	Total Capital Ratio	12.8%(1)

West-Focused Regional Powerhouse


WA
Spokane
Tacoma
Kennewick
Portland
OR
ID
Boise
Salt Lake City
Denver
Reno
NV
UT
CO
Sacramento
San Francisco
CA
Las Vegas
AZ
Los Angeles
Long Beach
San Diego
Phoenix

Business Bank of Choice

- In-market, relationship-based commercial banking
- Attractive footprint in high-growth markets
- Full suite of deposit products and services with contemporary digital capabilities
- Expertise in treasury management, foreign exchange, and global cash management
- Expanding small business platform
- Comprehensive and growing wealth advisory and trust businesses
- Niche verticals include diverse agricultural, healthcare, tribal banking, and equipment finance

(1) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Why Columbia? 4 ■ Community banking at scale business model drives granular, low-cost core deposit base ■ Opportunity to gain share in California and growing metros in the West while increasing density in the Northwest ■ Solid capital generation supports long-term organic growth and return to shareholders ■ Strong credit quality supported by diversified, well-structured, and conservatively underwritten loan portfolio ■ Compelling culture with deep community ties that is reflected in our proven ability to attract and retain top banking talent ■ Scaled western franchise that is difficult to replicate provides scarcity value

COLUMBIA BANKING SYSTEM

5

Operating in Large, Attractive Western Markets

Foothold in the West[1]

(population in millions)

Northwest


4.1mm
Seattle, WA


2.5mm
Portland, OR


0.8mm
Boise, ID

California and Nevada


12.8mm
Los Angeles, CA


2.4mm
Sacramento, CA


2.4mm
Las Vegas, NV

Other West


5.2mm
Phoenix, AZ


3.0mm
Denver, CO


1.3mm
Salt Lake City, UT

Top Regional Bank in the NW (WA, OR, ID)[1]

		Total	Northwest	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Bank of America (NC)	$3,262	$58	16.4 %
2	U.S. Bancorp (MN)	678	52	14.7 %
3	JPMorgan (NY)	4,003	45	12.7 %
4	Wells Fargo (CA)	1,930	40	11.3 %
5	**COLB (WA)**	**52**	**34**	**9.6 %**
6	KeyCorp (OH)	187	18	5.2 %
7	WaFd (WA)	28	12	3.4 %
8	Banner Corp. (WA)	16	11	3.0 %

5th Largest Bank HQ'd in our Footprint[1]

		Total	Eight-State Footprint	
Rank	Bank (HQ State)	Assets ($B)	Deposits ($B)	Mkt Shr
1	Wells Fargo (CA)	$1,930	$448	12.4 %
2	Zions (UT)	89	59	1.7 %
3	Western Alliance (AZ)	81	65	1.8 %
4	East West (CA)	76	52	1.5 %
5	**COLB (WA)**	**52**	**42**	**1.2 %**
6	Banc of California (CA)	34	24	0.7 %
7	WaFd (WA)	28	19	0.5 %
8	FirstBank (CO)	27	24	0.7 %

Established Presence in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at nearly 10%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Densely populated metropolitan areas provide opportunity for our bankers to take market share as we grow where businesses are growing
- Current household income in our footprint is 106% of the national average, and the five-year growth rate of 9.0% compares favorably to 8.8% nationally

(1) Population, household income, and asset data sourced from S&P Global Market Intelligence. Total assets as of December 31, 2024. Deposits and market share data sourced from the Federal Deposit Insurance Corporation ("FDIC") as of June 30, 2024 and adjusted to a pro forma basis by the FDIC. Groups represent banks headquartered in the United States.

Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,098 $138,475 $7,154 5.2 % Portland 2,504 61,865 5,328 8.6 % Boise 849 16,560 220 1.3 % Spokane 600 13,128 3,860 29.4 % Opportunity to Increase Density and Gain Share throughout Our Footprint 6 Expand Footprint in California Broaden Presence in Other Western MarketsImprove Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,169 $169,036 Adding targeted branch locations to support existing consumer and commercial banking presence Denver 3,034 111,173 Salt Lake City(2) 1,274 53,107 Las Vegas 2,369 89,653 Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,773 $666,836 $1,045 0.2 % Sacramento 2,414 91,658 1,879 2.1 % San Francisco 4,573 436,633 518 0.1 % San Diego 3,280 121,655 34 < 0.1% (1) Population data sourced from S&P Global Market Intelligence. Deposits and market share data sourced from S&P Global Market Intelligence as of June 30, 2024, and adjusted to a pro forma basis by S&P. (2) Excludes specialty finance companies and banks with individual branches that have over $1 billion in deposits in the Salt Lake City MSA.

Leveraging Technology to Improve Collaboration and Performance 7 Enhancing the Customer Experience Driving Revenue Generation Creating Operational Efficiencies ■ AI-powered "Umpqua Smart Leads” support relationship banking and provide opportunities to generate fee income through predictive analytics ■ Continued investment in new payment technologies, including Real Time Payments, integrated receivables and payables, and Zelle for Business ■ Account aggregation and forecasting tools integrated into online banking ■ Digital international banking solutions, including an online foreign exchange portal for real time FX quotes and trades ■ Differentiated small business and commercial online banking platforms with integrated technologies ■ Enhancing fraud protection and prevention measures to minimize customer losses and increase core fee income for the bank ■ Updating our online account opening process to make it easier and more convenient for customers ■ Strengthening our bank security and risk management with advanced authentication technology to safeguard our customers across digital platforms ■ Embracing AI capabilities to improve associate productivity ■ Continuing expansion of cloud technologies and integrated banking through open APIs ■ Developing support for human agents in our contact center with virtual assistants ■ Automating tasks and streamlining operations to enhance efficiency and improve the customer experience; our goal is to be the most convenient bank for our associates (internally) and our customers (externally) Our customer-focused technology stack incorporates resilient, scalable, and secure systems to support our Business Bank of Choice operating strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities through needs-based solutions. Many technology use cases support multiple goals: efficiency, customer satisfaction, and revenue growth.

FINANCIAL HIGHLIGHTS

COLUMBIA BANKING SYSTEM

9

First Quarter 2025 Highlights

Reported	Operating[1]
$87 million Net Income	**$140 million** Net Income
$151 million Pre-Provision Net Revenue[1]	**$212 million** Pre-Provision Net Revenue
$0.41 Earnings-per-Share - Diluted	**$0.67** Earnings-per-Share - Diluted
0.68% Return on Assets	**1.10%** Return on Assets
1.19% PPNR Return on Assets[1]	**1.67%** PPNR Return on Assets
6.73% Return on Equity	**10.87%** Return on Equity
9.45% Return on Tangible Common Equity[1]	**15.26%** Return on Tangible Common Equity

- Executed a successful small business and retail campaign using bundled solutions for customers without promotional pricing. The Q1 2025 campaign brought $425 million in new deposits to the bank.
- Went live with Real Time Payments origination for customers in Q1 2025, with a controlled rollout planned through 2025.
- Upgraded consumer bill pay within online banking to enhance the user interface and streamline our customers' experience.
- Treasury management and commercial card income increased 11% and 25%, respectively, for the trailing twelve-month period ended March 31, 2025, relative to the period ended March 31, 2024.
- Opened a branch location in Denver, Colorado. The bank's first retail office in Colorado supports our commercial, wealth, trust, retail business, and healthcare banking teams already serving customers in the market.
- Continued planning for additional branches slated to open in targeted growth markets throughout our footprint during 2025, in support of our customers and bankers.
- Two COLB directors recognized on Savoy's 2024 Most Influential Corporate Directors list.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 32% Demand, 20% Money Market, 28% Savings, 6% Time, 14% Enterprise-wide Deposit Composition 10 ■ Deposits were $42 billion as of March 31, 2025 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $36 thousand(1). ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. We believe our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non-core funding sources over time. Commercial, 28% Commercial - Small Business, 19% Consumer, 38% Brokered, 7% Public & Other, 8% Deposits by Category Customer Deposit Composition(1) Non-interest, 35% Demand, 19% Money Market, 30%Savings, 6% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 15% of total deposits as of March 31, 2025. This is a non-GAAP financial measure.

COLUMBIA BANKING SYSTEM

11

Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of March 31, 2025								
($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$260	$257	$0	($2)	$255	3 %	1.9	3.78 %
U.S. Agencies	1,156	1,170	$4	($56)	1,118	14 %	3.2	2.80 %
Mortgage-backed securities - residential agency	2,962	2,773	$1	($260)	2,514	31 %	6.6	3.22 %
Collateralized mortgage obligations[(1)]	1,189	1,111	$8	($91)	1,028	12 %	5.8	3.45 %
Obligations of states and political subdivisions	1,110	1,051	$3	($33)	1,021	12 %	4.4	3.43 %
Commercial mortgage-backed securities - agency	2,435	2,321	$12	($40)	2,293	28 %	3.7	4.63 %
Total available for sale securities	**$9,113**	**$8,682**	**$29**	**($482)**	**$8,229**		**4.9**	**3.61 %**
Percentage of current par		**95%**	**0%**	**(5%)**	**90%**			

Available-for-Sale Securities Portfolio
Percentage at Gain / Loss as of March 31, 2025


Unrealized Gain, 36%
Unrealized Loss, 64%

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.61% and an effective duration of 4.9 as of March 31, 2025, compared to 3.64% and 5.1, respectively, as of December 31, 2024.
- As of March 31, 2025, 36% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.71%. The remaining 64% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.04%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $244 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized gain position as of March 31, 2025 (amortized cost of $241 million). The remaining $784 million of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended March 31, 2025 $37,681 $903 ($327) ($472) ($194) $25 $37,616 Beginning Balance (12/31/2024) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other¹ Ending Balance (3/31/2025) 12 $ in m ill io ns Three Months Ended March 31, 2024 $37,442 $772 ($74) ($342) ($176) $20 $37,642 Beginning Balance (12/31/2023) New Originations Net Advances/ (Payments) Prepayments Payoffs or Sales Other¹ Ending Balance (3/31/2024) Note: Totals may not foot due to rounding. (1) Other includes purchase accounting accretion and amortization and other changes not otherwise defined.

COLUMBIA BANKING SYSTEM
13

Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $477,000
- 1Q25 average loan size of $260,000
- Portfolio average FICO of 761 and LTV of 61%
- 1Q25 average FICO of 768 and LTV of 57%
- Total delinquencies of 1.40%
- Annualized net charge-off (recovery) rate of 0.00%

Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 1Q25 average loan size of $2.7 million
- Portfolio average LTV of 51% and DSC of 1.88
- 1Q25 average LTV of 52% and DSC of 1.22
- Total delinquencies of 1.19%
- Annualized net charge-off (recovery) rate of 0.00%

Commercial & Industrial

- Portfolio average loan size of $738,000
- 1Q25 average loan size of $634,000
- Total delinquencies of 0.91%
- Annualized net charge-off (recovery) rate of 0.57%

Portfolio Composition at March 31, 2025


Multifamily, 15%
Other Loan Categories, 13%
Non-OO CRE, 16%
Mortgage, 16%
Owner Occupied CRE, 14%
FinPac, 4%
C&I, 22%

Geographic Distribution at March 31, 2025


Other, 15%
Puget Sound, 19%
Southern CA, 15%
WA Other, 8%
Portland Metro, 13%
Northern CA, 9%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $1.1 million
- 1Q25 average loan size of $2.1 million
- Portfolio average LTV of 55%
- 1Q25 average LTV of 70%
- Total delinquencies of 0.53%
- Annualized net charge-off (recovery) rate of 0.01%

Multifamily

- Portfolio average loan size of $2.3 million
- 1Q25 average loan size of $1.3 million
- Portfolio average LTV of 54% and DSC of 1.57
- 1Q25 average LTV of 68% and DSC of 1.16
- Total delinquencies of 0.00%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 1Q25 average loan & lease size of $56,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.28%
- Annualized net charge-off (recovery) rate of 4.17%

Note: Portfolio statistics and delinquencies as of March 31, 2025. Annualized net charge-off rates for Q1 2025. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 8.7% Contractors, 8.0% Finance/Insurance, 7.7% Manufacturing, 6.8% Professional, 3.5% Public Admin, 6.0% Rental & Leasing, 6.2% Retail, 2.8%Support Services, 4.6% Transportation/ Warehousing, 7.6% Wholesale, 7.9% Gaming, 8.4% Dentists, 6.8% Other Healthcare, 4.8% Other, 10.2% Office, 16.1% Multifamily, 33.8% Industrial, 16.6% Retail, 11.2% Special Purpose, 7.2% Hotel/Motel, 4.1% Other, 11.0% CRE Portfolio Composition(1) $17.3 Billion as of March 31, 2025 C&I Portfolio Composition(1) $9.9 Billion as of March 31, 2025 (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 46% Owner Occupied / 54% Non-Owner Occupied(2)Commercial Line Utilization was 37% at March 31, 2025 14

Office Portfolio Details Puget Sound, 21% WA Other, 6% Portland Metro, 12% OR Other, 16% Bay Area, 6% N. CA, 11% S. CA, 19% Other, 9% Office Portfolio Metrics at March 31, 2025 Average loan size $1.36 million Average LTV 57% DSC (non-owner occupied) 1.81x % with guaranty (by $ / by #) 86% / 84% Past due 30-89 days $19.2mm / 0.67% of office Nonaccrual $10.0mm / 0.35% of office Special mention $58.8mm / 2.03% of office Classified $82.2mm / 2.84% of office Number of Loans by Balance Geography 15 ■ Loans secured by office properties represented 8% of our total loan portfolio as of March 31, 2025. ■ Our office portfolio is 41% owner occupied, 56% non-owner occupied, and 3% construction. Dental and other healthcare loans compose 20% of our office portfolio. ■ The average loan size in our office portfolio is $1.36 million. Delinquencies were at a very low level as of March 31, 2025, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, only 7% of our office portfolio reprices through 2026. Loans repricing in 2025 and 2026 have average balances of $0.8 million and $0.7 million, respectively. ■ Properties located in suburban markets secure the majority of our office portfolio, as only 6% of non-owner occupied office loans are located in downtown core business districts. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2025, 4% 2026, 3% 2027 & After, 16% Fixed Rate¹, 72% Floating Rate, 5% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2025, 5% 2026, 6% 2027 & After, 89% Maturity Schedule , 19 8 9 6 7 1,579 29 4 3 8 4

Continued Strong Credit Quality Provision Expense, Net Charge-Offs to Average Loans, and Nonperforming Assets to Total Assets $17.1 $31.8 $28.8 $28.2 $27.4 0.47% 0.32% 0.31% 0.27% 0.32% 0.28% 0.30% 0.32% 0.33% 0.35% Provision Expense ($mm) Net Charge-Offs / Average Loans (annualized) Non-Performing Assets / Total Assets Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 16 Allowance for Credit Losses ("ACL") $437 $439 $438 $441 $439 $74 $69 $65 $60 $57 1.16% 1.16% 1.17% 1.17% 1.17% ACL ($mm) Credit Discount ($mm) ACL / Total Loans and Leases ACL + Credit Discount / Total Loans and Leases Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 ■ The remaining credit discount on loans of $57 million as of March 31, 2025 provides an additional 15 basis points of loss absorption when added to the ACL of $439 million. ■ Net charge-offs in the FinPac portfolio were $17 million in Q1 2025, down from $19 million in Q4 2024, as improvement continues within the transportation sector of the portfolio. Net charge-offs excluding the FinPac portfolio were $13 million, or 0.14% of average bank loans, in Q1 2025, compared to $6 million, or 0.07% of average bank loans, in Q4 2024. The increase reflects the partial charge-off of a loan with a previously established reserve. ■ Nonperforming loans of $175 million as of March 31, 2025 included $67 million of loans with government guarantees. 1.36% 1.35% 1.34% 1.33% 1.32%

COLUMBIA BANKING SYSTEM

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ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses by Loan Segment								
($ in thousands)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[1]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[1]
Balance as of December 31, 2024	$130,286	$95,317	$160,345	$46,784	$8,065	**$440,797**	$60,443	**$501,240**
Q1 2025 Net Charge-offs	(11,523)	(16,752)	(100)	(205)	(741)	**(29,321)**		
Reserve Build (Release)	9,950	14,214	15,913	(12,418)	(256)	**27,403**		
Balance as of March 31, 2025	$128,713	$92,779	$176,158	$34,161	$7,068	**$438,879**	$56,831	**$495,710**
% of Loans and Leases Outstanding	1.56%	5.64%	0.90%	0.43%	4.07%	**1.17%**		**1.32%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, such as interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $27 million reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' February 2025 consensus economic forecast to estimate our ACL as of March 31, 2025.

(1) Total includes reserve for unfunded commitments of $17.4 million and $16.2 million as of March 31, 2025 and December 31, 2024, respectively.

Capital Management 18 Regulatory Capital Ratios: Bank and Holding Company as of March 31, 2025 9.0% 11.4% 11.4% 12.5% 8.4% 10.6% 10.6% 12.8% Umpqua Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ■ Regulatory capital ratios declined during Q1 2023 as a result of the merger and the impact of rate-related asset discounts on capital. Our capital ratios have continued to increase on a quarterly basis post merger closing. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend, with excess capital driving ratios higher and providing flexibility to consider additional return to shareholders. Note: Umpqua Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of March 31, 2025 are estimates pending completion and filing of Columbia’s and Umpqua Bank’s regulatory reports. Capital Ratios Continue to Trend Up 9.8% 10.0% 10.3% 10.5% 10.6% 12.0% 12.2% 12.5% 12.8% 12.8% COLB: CET1 Ratio COLB: Total RBC Ratio 3/31/2024 6/30/2024 9/30/2024 12/31/2024 03/31/2025 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 12% Long-Term Target 9% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

Net Interest Income and Net Interest Margin (1) Chart Abbreviations: “PAA” = purchase accounting accretion and amortization; “LHFI” = loans held for investment. Net Interest Income and Net Interest Margin $423 $427 $430 $437 $425 3.52% 3.56% 3.56% 3.64% 3.60% Net Interest Income ($ in millions) Net Interest Margin Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Net Interest Margin: Q4 2024 vs Q1 2025 3.64% (0.08)% (0.01)% (0.04)% (0.01)% 0.07% 0.03% 3.60% Q4 2024 Reported LHFI-ex PAA¹ LHFI-PAA¹ Invest- ments Cash Deposits Term Debt Q1 2025 Reported 19 ■ Net interest margin decreased 4 basis points from the prior quarter to 3.60% for Q1 2025, as lower earning asset yields were only partially offset by lower funding costs. Lower accretion income contributed to a decline in the yield on investment securities. ■ The cost of interest-bearing deposits decreased 14 basis points from the prior quarter to 2.52% for Q1 2025, which compares to 2.51% for the month of March and 2.50% as of March 31, 2025. ■ The cost of interest-bearing liabilities decreased 18 basis points from the prior quarter to 2.80% for Q1 2025, which compares to 2.76% for the month of March and 2.74% as of March 31, 2025.

COLUMBIA BANKING SYSTEM

20

Interest Rate Sensitivity

Interest Rate Simulation Impact on Net Interest Income at March 31, 2025[1]

	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.7)%	0.8%	(1.1)%	2.4%
Up 100 basis points	(0.3)%	0.4%	(0.5)%	1.2%
Down 100 basis points	0.3%	(0.6)%	0.4%	(1.5)%
Down 200 basis points	1.0%	(1.3)%	1.1%	(3.2)%
Down 300 basis points	1.9%	(2.3)%	1.7%	(5.6)%

Select Asset and Liability Maturity and Repricing Schedules (in Months) at March 31, 2025

($ in millions)	<=3	4 to 6	7 to 12	13 to 24	25 to 36	36+	Total	% Total[3]
Loans								
Fixed (maturity)[2]	$360	$170	$258	$707	$1,219	$10,515	$13,229	35%
Floating (repricing)[2]	13,529	—	—	—	—	—	13,529	36%
Adjustable (repricing)	667	309	522	1,509	1,235	6,992	11,234	30%
Total Loans	**$14,556**	**$479**	**$780**	**$2,216**	**$2,454**	**$17,507**	**$37,992**	**100%**
Time deposits (maturity)[4]	**$3,536**	**$1,376**	**$921**	**$140**	**$15**	**$14**	**$6,002**	
Average rate[4]	*4.10%*	*3.81%*	*3.44%*	*1.80%*	*0.29%*	*0.27%*	*3.86%*	
Term debt (maturity)	**$2,550**	**$—**	**$—**	**$—**	**$—**	**$—**	**$2,550**	
Average rate	*4.47%*						*4.47%*	

Floors: Floating and Adjustable Rate Loans at March 31, 2025

($ in millions)	No Floor[5]	At Floor[5]	Above Floor[5]	Total
Floating	$8,894	$316	$4,319	$13,529
Adjustable	1,552	135	9,547	11,234
Total	**$10,446**	**$451**	**$13,866**	**$24,763**
% of Total	***42%***	***2%***	***56%***	***100%***

Downward Rate Change to Move to Floor at March 31, 2025

($ in millions)	Floating Loans	Adjustable Loans	Above Floor Total
<25 basis points	$19	$36	$55
26 to 50 basis points	114	63	177
51 to 75 basis points	62	49	111
76 to 100 basis points	124	73	197
101 to 125 basis points	35	102	137
126 to 150 basis points	52	123	175
>150 basis points	3,913	9,101	13,014
Total	**$4,319**	**$9,547**	**$13,866**

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 55% and 54%, respectively, for March 31, 2025. Additional data related to interest rate simulations are available in Columbia's Form 10-K for the fiscal year ended December 31, 2024.

(2) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(3) Floating rate loans are indexed to prime (8% of the total loan portfolio) and 1-month underlying interest rates (28% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (17% of the total loan portfolio) and 5-year tenors (6% of the total loan portfolio).

(4) Time deposits maturing in 3 months or less include $1.5 billion in customer CDs at an average rate of 3.91% and $2.0 billion in brokered CDs at an average rate of 4.38%.

(5) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on March 31, 2025. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

COLUMBIA BANKING SYSTEM
21

Longer-Term Balance Sheet Optimization Opportunities

Opportunity to Strategically Reposition Balance Sheet Over Time


$38B
Relationship Lending & Other Core Banking Franchise
$8B Securities
$2B SFR / $4B MF
Assets
Relationship banking supports strong core franchise value
Opportunity to reduce transactional assets and liabilities
$46B
Core Deposit Franchise & Capital
$6B Wholesale Funding
Liabilities + Equity

Deposit and Funding Repricing Betas During Current Rate Cycle

	Effective Fed Funds Rate (Daily Avg.)	Cost of: Interest- Bearing Deposits	Cost of: Total Deposits	Cost of: Total Funding
Three Months Ended				
December 31, 2021[1]	0.08%	0.10%	0.05%	0.09%
December 31, 2022[1]	3.65%	0.62%	0.35%	0.51%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
June 30, 2024	5.33%	2.97%	2.01%	2.34%
Variance: Q2 2024 less Q4 2021	*5.25%*	*2.87%*	*1.96%*	*2.25%*
Repricing Betas: Rising Rate Cycle		**55%**	**37%**	**43%**
December 31, 2024	4.66%	2.66%	1.80%	2.09%
March 31, 2025	4.33%	2.52%	1.72%	1.99%
Variance: Q1 2025 less Q2 2024	*(1.00)%*	*(0.45)%*	*(0.29)%*	*(0.35)%*
Repricing Betas: Decling Rate Cycle-to-Date		**45%**	**29%**	**35%**

- Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet's profitability, but they have not diluted the quality of our core franchise.
- Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, any decline in rates would reduce or potentially eliminate the drag on earnings as balances organically decline or are sold opportunistically.[2]
- Further, the remix of funding into customer deposits and out of transactional sources, which contributed adversely to our repricing betas in the rising rate cycle, would contribute positively to our repricing betas, assuming a declining rate cycle.

(1) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical Umpqua Holdings Corporation were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(2) While asset classes, like transactional loans within our single-family ("SFR") and multifamily ("MF") portfolios, have been identified as potential sources for asset sales if interest rates were to decline further, assets have not been identified for sale.

COLUMBIA BANKING SYSTEM

22

Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Service charges on deposits	$19.3	$18.4	$18.5	$18.5	$16.1
Card-based fees	12.6	14.6	14.6	14.7	13.2
Financial services and trust revenue	5.2	5.3	5.1	5.4	4.5
Residential mortgage banking revenue, net	9.3	7.0	6.7	5.8	4.6
Gain (loss) on equity securities, net	1.7	(1.4)	2.3	0.3	(1.6)
Gain (loss) on loan and lease sales, net	0.1	(1.7)	0.2	(1.5)	0.2
BOLI income	4.9	4.7	4.7	4.7	4.6
Other income					
Other commercial product revenue[1]	$3.2	$2.0	$2.9	$2.6	$2.3
Commercial servicing revenue	0.4	0.6	0.5	0.2	0.6
Loan-related fees	3.6	3.4	3.3	4.1	3.7
Change in fair value of certain loans held for investment	7.0	(7.4)	9.4	(10.1)	(2.4)
Misc. income	0.6	0.6	1.6	(0.4)	3.3
Swap derivative (loss) gain	(1.5)	3.6	(3.6)	0.4	1.2

Q1 2025 Highlights (compared to Q4 2024)

- Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income. Our trends reflect a growing contribution from treasury management, card activity, financial services and trust, and other product revenue. Q1 2025 also included a recategorization from card-based fees into service charges on deposits.
- Fair value changes in certain loans carried at fair value, in combination with the swap derivative gain (loss), increased non-interest income by $6 million, compared to a $4 million reduction in Q4 2024. These items are captured in other income.

Note: Tables may not foot due to rounding.

(1) Other commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in “other income” on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

COLUMBIA BANKING SYSTEM
23

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$287.5
$276.9
$279.2
$262.5
$271.4
$268.4
$266.6
$263.5
$340.1
$270.1
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
GAAP Non-Interest Expense
Operating Non-Interest Expense¹


Non-Interest Expense: Q4 2024 vs Q1 2025
$ in millions
$266.6
$4.3
$1.5
$1.8
$(1.0)
$66.9
$340.1
Q4 2024 NIE
Payroll Taxes
Software Costs
Legal Fees
Misc. Other
Non-operating¹
Q1 2025 NIE

- Non-interest expense in Q1 2025 increased $74 million from the prior quarter to $340 million, primarily due to a $55 million accrual related to a legal settlement and $15 million in severance expense. Operating non-interest expense[(1)] increased $7 million from the prior quarter to $270 million, primarily due to higher payroll taxes and elevated legal expense separate from the legal settlement.[(2)]
- Our cost-conscious culture provides expense offsets to continued investment in customer-focused technology, experienced bankers, and strategic locations. These investments create operational efficiency and bring additional revenue opportunities to the bank in support of our Business Bank of Choice strategy.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include merger and restructuring expense, exit and disposal costs, an FDIC special assessment, and the legal settlement. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix.

(2) During Q1 2025, Columbia accrued $55 million related to a legal settlement that was disclosed in a Form 8-K filed with the SEC on March 27, 2025.

APPENDIX

COLUMBIA BANKING SYSTEM

25

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q1 2025	Q4 2024	Q1 2024	Q1 2025
Commercial deposits	$11,920	$11,787	$11,206	$133
Small business deposits	8,104	7,886	8,103	218
Consumer deposits	15,982	15,893	16,241	89
Total customer deposits	36,006	35,566	35,550	440
Public deposits - non-interest bearing	697	636	645	61
Public deposits - interest bearing	2,353	2,351	2,285	2
Total public deposits	3,050	2,987	2,930	63
Administrative deposits	173	137	136	36
Brokered deposits	2,989	3,031	3,090	(42)
Total deposits	**$42,218**	**$41,721**	**$41,706**	**$497**
Term debt	$2,550	$3,100	$3,900	($550)
Cash & cash equivalents	$2,073	$1,878	$2,201	$194
Available-for-sale securities	$8,229	$8,275	$8,617	($46)
Loans and leases	$37,616	$37,681	$37,642	($65)

Total Off-Balance Sheet Liquidity Available at March 31, 2025			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$11,101	$2,596	$8,504
Federal Reserve Discount Window	5,937	—	5,937
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$17,637**	**$2,596**	**$15,041**

Total Available Liquidity at March 31, 2025 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$15,041
Cash and equivalents, less reserve requirement	1,852
Excess bond collateral	2,073
Total available liquidity	**$18,966**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $51.5 billion at March 31, 2025	37 %
Deposits of $42.2 billion at March 31, 2025	45 %
Uninsured deposits of $14.5 billion at March 31, 2025	131 %

- Customer deposits increased $440 million during Q1 2025, as small business campaigns and successful commercial customer balance generation offset anticipated seasonal customer cash usage earlier in the quarter.
- Customer deposit growth was used to help pay down $550 million in FHLB Advances and $42 million of brokered deposits during Q1 2025.

Note: Tables may not foot due to rounding.

COLUMBIA BANKING SYSTEM

26

Summary Income Statements

	For the Quarter Ended				
($ in millions, except per-share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Net interest income before provision	$425.0	$437.4	$430.2	$427.4	$423.4
Provision for credit losses	27.4	28.2	28.8	31.8	17.1
Net interest income after provision	**397.6**	**409.2**	**401.4**	**395.6**	**406.2**
Non-interest income	66.4	49.7	66.2	44.7	50.4
Non-interest expense	340.1	266.6	271.4	279.2	287.5
Income before provision for income taxes	**123.8**	**192.3**	**196.3**	**161.1**	**169.1**
Provision for income taxes	37.2	49.1	50.1	40.9	45.0
Net income	**$86.6**	**$143.3**	**$146.2**	**$120.1**	**$124.1**
Earnings per share, diluted	**$0.41**	**$0.68**	**$0.70**	**$0.57**	**$0.59**
Operating non-interest expense(1)	**$270.1**	**$263.5**	**$268.4**	**$262.5**	**$276.9**
Pre-provision net revenue(1)	**$151.3**	**$220.5**	**$225.0**	**$192.9**	**$186.2**
Operating pre-provision net revenue(1)	**$211.8**	**$229.2**	**$221.4**	**$219.4**	**$200.7**
Operating net income(1)	**$139.8**	**$149.7**	**$143.5**	**$140.0**	**$134.9**
Operating earnings per share, diluted(1)	**$0.67**	**$0.71**	**$0.69**	**$0.67**	**$0.65**

Q1 2025 Highlights (compared to Q4 2024)

- Net interest income decreased by $12 million, largely due to lower accretion income from the investment securities portfolio.
- Non-interest income increased by $17 million due to the quarterly fluctuation in cumulative fair value accounting and hedges, which drove $15 million of the change. Income was also higher due to a loss on loan sales in Q4 2024 that did not repeat.
- Non-interest expense increased by $74 million, primarily due to a legal settlement and severance expense, as well as seasonally higher payroll taxes.
- Provision expense of $27 million compares to $28 million in the prior quarter.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM
27

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
ASSETS:					
Total assets	$51,519.3	$51,576.4	$51,908.6	$52,047.5	$52,224.0
Interest bearing cash and temporary investments	1,481.4	1,381.6	1,519.7	1,553.6	1,760.9
Investment securities available for sale, fair value	8,228.8	8,274.6	8,676.8	8,503.0	8,616.5
Loans and leases, gross	37,616.1	37,680.9	37,503.0	37,710.0	37,642.4
Allowance for credit losses on loans and leases	(421.5)	(424.6)	(420.1)	(418.7)	(414.3)
Goodwill and other intangibles, net	1,485.5	1,513.5	1,542.5	1,571.6	1,600.8
LIABILITIES AND EQUITY:					
Deposits	42,217.7	41,720.7	41,514.7	41,523.3	41,706.2
Securities sold under agreements to repurchase	192.4	236.6	183.8	197.9	213.6
Borrowings	2,550.0	3,100.0	3,650.0	3,900.0	3,900.0
Total shareholders' equity	5,237.8	5,118.2	5,273.8	4,976.7	4,957.2
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	89.1%	90.3%	90.3%	90.8%	90.3%
Book value per common share	$24.93	$24.43	$25.17	$23.76	$23.68
Tangible book value per common share[(1)]	$17.86	$17.20	$17.81	$16.26	$16.03
Common equity to assets ratio	10.2%	9.9%	10.2%	9.6%	9.5%
Tangible common equity to tangible assets ratio[(1)]	7.5%	7.2%	7.4%	6.7%	6.6%

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q1 2025 Highlights (compared to Q4 2024)

- Loan balances decreased slightly in Q1 2025, due to higher prepayment and payoff activity. Loan origination volume was down seasonally from Q4 2024, but up 17% from Q1 2024, as growing momentum during 2024 carried through into 2025.
- Total deposits increased $497 million as strong customer deposit growth in March more than offset seasonal balance declines earlier in the quarter. Customer deposit growth was used to help pay down $550 million in FHLB Advances and $42 million of brokered deposits during Q1 2025.
- Book value and tangible book value increased 2.0% and 3.8%, respectively, due to an interest rate-driven decrease in accumulated other comprehensive loss. Book value and tangible book value increased 5.3% and 11.4%, respectively, from March 31, 2024.

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items(1) February 28, 2023 December 31, 2024 March 31, 2025 Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(475) million $(460) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at the closing of the merger, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount(2) $(618) million $(375) million $(354) million Total rate discount on loans and securities $(1,629) million $(850) million $(814) million Loans - credit mark(2) $(130) million $(60) million $(57) million Total discount on loans and securities $(1,759) million $(910) million $(871) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $484 million $456 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 28

Non-GAAP Reconciliation: Tangible Capital ($ in thousands, except per-share data) 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Total shareholders' equity a $5,237,809 $5,118,224 $5,273,828 $4,976,672 $4,957,245 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 456,269 484,248 513,303 542,358 571,588 Tangible common shareholders’ equity b 3,752,306 3,604,742 3,731,291 3,405,080 3,356,423 Total assets c $51,519,266 $51,576,397 $51,908,599 $52,047,483 $52,224,006 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 456,269 484,248 513,303 542,358 571,588 Tangible assets d $50,033,763 $50,062,915 $50,366,062 $50,475,891 $50,623,184 Common shares outstanding at period end e 210,112 209,536 209,532 209,459 209,370 Total shareholders' equity to total assets ratio a / c 10.17% 9.92% 10.16% 9.56% 9.49 % Tangible common equity to tangible assets ratio b / d 7.50% 7.20% 7.41% 6.75% 6.63 % Book value per common share a / e $24.93 $24.43 $25.17 $23.76 $23.68 Tangible book value per common share b / e $17.86 $17.20 $17.81 $16.26 $16.03 29

COLUMBIA BANKING SYSTEM

30

Non-GAAP Reconciliation: Adjustments and Average Balances

		For the Quarter Ended				
($ in thousands)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Non-Interest Income Adjustments						
Gain (loss) on sale of debt securities, net		$ 4	$ 10	$ 3	$ (1)	$ 12
Gain (loss) on equity securities, net		1,702	(1,424)	2,272	325	(1,565)
(Loss) gain on swap derivatives		(1,494)	3,642	(3,596)	424	1,197
Change in fair value of certain loans held for investment		7,016	(7,355)	9,365	(10,114)	(2,372)
Change in fair value of MSR due to valuation inputs or assumptions		(983)	7,414	(6,540)	1,238	3,117
MSR hedge gain (loss)		3,212	(7,819)	5,098	(1,611)	(4,271)
Total non-interest income adjustments	a	**$ 9,457**	**$ (5,532)**	**$ 6,602**	**$ (9,739)**	**$ (3,882)**
Non-Interest Expense Adjustments						
Merger and restructuring expense		$ 14,379	$ 2,230	$ 2,364	$ 14,641	$ 4,478
Exit and disposal costs		661	872	631	1,218	1,272
FDIC special assessment		—	—	—	884	4,848
Legal settlement		55,000	—	—	—	—
Total non-interest expense adjustments	b	**$ 70,040**	**$ 3,102**	**$ 2,995**	**$ 16,743**	**$ 10,598**
Average Assets	n	**$ 51,452,608**	**$ 51,588,231**	**$ 52,009,017**	**$ 51,981,555**	**$ 52,083,973**
Less: Average goodwill and other intangible assets, net		1,501,590	1,528,431	1,559,696	1,588,239	1,619,134
Average tangible assets	o	**$ 49,951,018**	**$ 50,059,800**	**$ 50,449,321**	**$ 50,393,316**	**$ 50,464,839**
Average common shareholders' equity	p	**$ 5,216,555**	**$ 5,226,290**	**$ 5,118,592**	**$ 4,908,239**	**$ 4,985,875**
Less: Average goodwill and other intangible assets, net		1,501,590	1,528,431	1,559,696	1,588,239	1,619,134
Average tangible common equity	q	**$ 3,714,965**	**$ 3,697,859**	**$ 3,558,896**	**$ 3,320,000**	**$ 3,366,741**
Weighted average basic shares outstanding	r	**208,800**	**208,548**	**208,545**	**208,498**	**208,260**
Weighted average diluted shares outstanding	s	**210,023**	**209,889**	**209,454**	**209,011**	**208,956**

COLUMBIA BANKING SYSTEM

31

Non-GAAP Reconciliation: Income Statements

($ in thousands)		For the Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net interest income	c	$ **424,995**	$ **437,373**	$ **430,218**	$ **427,449**	$ **423,362**
Non-interest income (GAAP)	d	$ **66,377**	$ **49,747**	$ **66,159**	$ **44,703**	$ **50,357**
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882
Operating non-interest income (non-GAAP)	e	$ **56,920**	$ **55,279**	$ **59,557**	$ **54,442**	$ **54,239**
Revenue (GAAP)	f=c+d	$ **491,372**	$ **487,120**	$ **496,377**	$ **472,152**	$ **473,719**
Operating revenue (non-GAAP)	g=c+e	$ **481,915**	$ **492,652**	$ **489,775**	$ **481,891**	$ **477,601**
Non-interest expense (GAAP)	h	$ **340,122**	$ **266,576**	$ **271,358**	$ **279,244**	$ **287,516**
Less: Non-interest expense adjustments	b	(70,040)	(3,102)	(2,995)	(16,743)	(10,598)
Operating non-interest expense (non-GAAP)	i	$ **270,082**	$ **263,474**	$ **268,363**	$ **262,501**	$ **276,918**
Net income (GAAP)	j	$ **86,609**	$ **143,269**	$ **146,182**	$ **120,144**	$ **124,080**
Provision for income taxes		37,238	49,076	50,068	40,944	44,987
Income before provision for income taxes		123,847	192,345	196,250	161,088	169,067
Provision for credit losses		27,403	28,199	28,769	31,820	17,136
Pre-provision net revenue (PPNR) (non-GAAP)	k	**151,250**	**220,544**	**225,019**	**192,908**	**186,203**
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882
Add: Non-interest expense adjustments	b	70,040	3,102	2,995	16,743	10,598
Operating PPNR (non-GAAP)	l	$ **211,833**	$ **229,178**	$ **221,412**	$ **219,390**	$ **200,683**
Net income (GAAP)	j	$ **86,609**	$ **143,269**	$ **146,182**	$ **120,144**	$ **124,080**
Less: Non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882
Add: Non-interest expense adjustments	b	70,040	3,102	2,995	16,743	10,598
Tax effect of adjustments		(7,419)	(2,158)	902	(6,621)	(3,620)
Operating net income (non-GAAP)	m	$ **139,773**	$ **149,745**	$ **143,477**	$ **140,005**	$ **134,940**

COLUMBIA BANKING SYSTEM
32

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics

($ in thousands, except per-share data)		For the Quarter Ended 3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Select Per-Share & Performance Metrics						
Earnings per share - basic	j/r	$ 0.41	$ 0.69	$ 0.70	$ 0.58	$ 0.60
Earnings per share - diluted	j/s	$ 0.41	$ 0.68	$ 0.70	$ 0.57	$ 0.59
Efficiency ratio[1]	h/f	69.06 %	54.61 %	54.56 %	59.02 %	60.57 %
Non-interest expense to average assets	h/n	2.68 %	2.06 %	2.08 %	2.16 %	2.22 %
Return on average assets	j/n	0.68 %	1.10 %	1.12 %	0.93 %	0.96 %
Return on average tangible assets	j/o	0.70 %	1.14 %	1.15 %	0.96 %	0.99 %
PPNR return on average assets	k/n	1.19 %	1.70 %	1.72 %	1.49 %	1.44 %
Return on average common equity	j/p	6.73 %	10.91 %	11.36 %	9.85 %	10.01 %
Return on average tangible common equity	j/q	9.45 %	15.41 %	16.34 %	14.55 %	14.82 %
Operating Per-Share & Performance Metrics						
Operating earnings per share - basic	m/r	$ 0.67	$ 0.72	$ 0.69	$ 0.67	$ 0.65
Operating earnings per share - diluted	m/s	$ 0.67	$ 0.71	$ 0.69	$ 0.67	$ 0.65
Operating efficiency ratio, as adjusted[1]	u/y	55.11 %	52.51 %	53.89 %	53.56 %	56.97 %
Operating non-interest expense to average assets	i/n	2.13 %	2.03 %	2.05 %	2.03 %	2.14 %
Operating return on average assets	m/n	1.10 %	1.15 %	1.10 %	1.08 %	1.04 %
Operating return on average tangible assets	m/o	1.13 %	1.19 %	1.13 %	1.12 %	1.08 %
Operating PPNR return on average assets	l/n	1.67 %	1.77 %	1.69 %	1.70 %	1.55 %
Operating return on average common equity	m/p	10.87 %	11.40 %	11.15 %	11.47 %	10.89 %
Operating return on average tangible common equity	m/q	15.26 %	16.11 %	16.04 %	16.96 %	16.12 %

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

COLUMBIA BANKING SYSTEM
33

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

		For the Quarter Ended				
($ in thousands)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Non-interest expense (GAAP)	h	**$340,122**	**$266,576**	**$271,358**	**$279,244**	**$287,516**
Less: Non-interest expense adjustments	b	(70,040)	(3,102)	(2,995)	(16,743)	(10,598)
Operating non-interest expense (non-GAAP)	i	**270,082**	**263,474**	**268,363**	**262,501**	**276,918**
Less: B&O taxes	t	(3,150)	(3,495)	(3,248)	(3,183)	(3,223)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	**$266,932**	**$259,979**	**$265,115**	**$259,318**	**$273,695**
Non-interest income (tax equivalent)[1]	v	**$426,098**	**$438,424**	**$431,184**	**$428,434**	**$424,344**
Non-interest income (GAAP)	d	**66,377**	**49,747**	**66,159**	**44,703**	**50,357**
Add: BOLI tax equivalent adjustment[1]	w	1,362	1,390	1,248	1,291	1,809
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	493,837	489,561	498,591	474,428	476,510
Less: non-interest income adjustments	a	(9,457)	5,532	(6,602)	9,739	3,882
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	**$484,380**	**$495,093**	**$491,989**	**$484,167**	**$480,392**
Efficiency ratio[1]	h/f	**69.06 %**	**54.61 %**	**54.56 %**	**59.02 %**	**60.57 %**
Operating efficiency ratio, as adjusted (non-GAAP)[1]	u/y	**55.11 %**	**52.51 %**	**53.89 %**	**53.56 %**	**56.97 %**

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

COLUMBIA BANKING SYSTEM

34

Non-GAAP Reconciliation: Net Interest Income & Net Interest Margin

		For the Quarter Ended				
($ in thousands)		3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net interest income[2]	a	**$426,098**	**$438,424**	**$431,184**	**$428,434**	**$424,344**
Less: Acquired loan accretion - credit related[1]	b	3,561	4,313	4,127	4,835	5,119
Net Interest Income, excluding credit PAA[1], [2]	c	**422,537**	**434,111**	**427,057**	**423,599**	**419,225**
Less: Acquired rate-related accretion[1]	d	49,390	61,499	59,620	67,375	57,336
Adjusted net interest income[1], [2]	e	**$373,147**	**$372,612**	**$367,437**	**$356,224**	**$361,889**
Average interest-earning assets	f	**$47,739,860**	**$47,870,698**	**$48,185,474**	**$48,117,746**	**$48,280,787**
Net interest margin[2]	a / f	**3.60 %**	**3.64 %**	**3.56 %**	**3.56 %**	**3.52 %**
Less: Acquired loan accretion - credit related[1]	b / f	0.03 %	0.03 %	0.04 %	0.04 %	0.04 %
Net Interest margin, excluding credit PAA[1], [2]	c / f	**3.57 %**	**3.61 %**	**3.52 %**	**3.52 %**	**3.48 %**
Less: Acquired rate-related accretion[1]	d / f	0.42 %	0.51 %	0.49 %	0.56 %	0.48 %
Adjusted net interest margin[1], [2]	e / f	**3.15 %**	**3.10 %**	**3.03 %**	**2.96 %**	**3.00 %**

(1) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.